UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 23, 2013
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     On July 23, 2013, each of Stephanie W. Bergeron, Paul D. Lapides, Clunet R. Lewis, Robert H. Naftaly and Arthur A. Weiss submitted his or her resignation as a director of Sun Communities, Inc. (the “Company,” “we” or “us”), effective immediately prior to the annual meeting of the Company's shareholders to be held in 2014. At the Company's Annual Meeting of Shareholders held July 23, 2013 (the “Annual Meeting”), the Company's shareholders approved Articles of Amendment (the “Charter Amendment”) to our Amended and Restated Articles of Incorporation, as amended and supplemented (the “Charter”), under which the classification of our board of directors was eliminated and all directors will be elected annually for one-year terms beginning at our 2014 annual shareholders meeting. As disclosed in our proxy statement for the Annual Meeting, each of the directors named above agreed to resign upon the approval of the Charter Amendment. The individuals named above have submitted their resignations now but effective immediately prior to the 2014 annual shareholders meeting to facilitate the transition from a classified board to an unclassified board. In the absence of the declassification of the board, the terms of Mr. Lapides and Mr. Naftaly would have expired at our 2015 annual shareholders meeting and the terms of Ms. Bergeron, Mr. Lewis and Mr. Weiss would have expired at our 2016 annual shareholders meeting. Because Mr. Ronald L. Piasecki and Gary A. Shiffman are serving terms that will expire in any event at our 2014 annual shareholders meeting, they did not submit resignations. The resignations effective as of the 2014 annual shareholders meeting will not preclude any of our directors from being nominated as directors at the 2014 annual shareholders meeting or otherwise.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)    On July 24, 2013, the Company filed the Charter Amendment with the State Department of Assessments and Taxation of Maryland. The Charter Amendment was adopted by our board of directors and was approved by shareholders at the Annual Meeting. The Charter Amendment amends Article VI, Section 1 of our Charter to eliminate classification of the board of directors and elect directors annually for one-year terms beginning at our 2014 annual shareholders meeting.  The Charter Amendment was described more fully in the text of Proposal No. 2 in the Company's proxy statement for the Annual Meeting filed with the SEC on May 23, 2013.  The proxy statement also included a copy of the Charter Amendment showing deletions and additions of text as Appendix A. A copy of the Articles of Amendment, effective July 24, 2013, reflecting the Charter Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On June 23, 2013, following the Annual Meeting, our board of directors approved and adopted the Second Amended and Restated Bylaws of the Company, which amended the Company's bylaws to conform Article III, Section 3 of the bylaws to the Charter Amendment.   A copy of the Second Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on July 23, 2013.  The votes cast with respect to each item of business properly presented at the meeting are as follows:

(a) Proposal 1 - Election of Directors

Shareholders elected three directors, as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stephanie W. Bergeron	29,024,218	615,152	9,322	3,953,125
Clunet R. Lewis	28,858,752	777,407	12,533	3,953,125
Arthur A. Weiss	27,964,105	1,671,483	13,104	3,953,125

(b) Proposal 2 - Amendment of Charter to Eliminate Classification of the Board of Directors and Elect Directors Annually

Shareholders approved the Charter Amendment to eliminate classification of the board of directors and elect directors annually, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,585,084	48,897	14,711	3,953,125

(c) Proposal 3 – Ratification of Appointment of Independent Registered Accountants

Shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013, as follows:

Votes For	Votes Against	Abstentions
33,424,151	162,918	14,748

(d) Proposal 4 - Non-binding Advisory Vote on Executive Compensation:

Shareholders approved the non-binding advisory vote on executive compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,168,183	398,736	81,773	3,953,125

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
3.1	Articles of Amendment dated July 24, 2013
3.2	Second Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: July 29, 2013	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit	Description
3.1	Articles of Amendment dated July 24, 2013
3.2	Second Amended and Restated Bylaws